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                                                                  Exhibit 23 (A)
                                                                  --------------



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Iroquois Bancorp, Inc.:

We consent to incorporation by reference in the registration statements Nos. 33-36826, 33-36827, 33-36828, 33-94214 and 333-10063 on Form S-8 and No. 33-36825
on Form S-3 of Iroquois Bancorp, Inc. of our report dated January 21, 2000, relating to the consolidated balance sheets of Iroquois Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Iroquois Bancorp, Inc.




   /s/KPMG LLP
----------------
KPMG LLP

Syracuse, New York
March 10, 2000